UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

Blue Sphere Corporation

(Exact name of Registrant as specified in its Charter)

Nevada

333-147716

98-0550257

  (State or Other Jurisdiction

of Incorporation or Organization)

  (Commission File Number)

  (I.R.S. Employer Identification No.)

35 Asuta St., P.O.B 857, Even Yehuda, Israel 40500

(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: 972-9-8917438

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2013, the Registrant signed a term sheet with Tibbar Energy, USVI, LLC, a limited liability corporation established and existing under the laws of the US Virgin Islands, and its majority owner in respect of the construction and operation of a biogas plant for the production of electric power using different sources of feedstock in the US Virgin Islands. The Registrant has the right to conduct due diligence on the project until January 3, 2014 at which time it has to decide to proceed or not. If it decides to proceed, then the Registrant will have another seven days to arrange up to USD 4 million in bridge financing for the project, which will be paid back at the full project financial closing (if any). If the Registrant arranges the bridge financing, the Registrant and its counter-parties to the term sheet will then use their joint-reasonable efforts to raise equity and debt financing for the project. The Registrant may decide not to proceed with the project without any penalty.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Bluesphere Corporation

Dated: December 9, 2013
By:	/s/ Shlomo Palas

Name: Shlomo Palas

Title: Chief Executive Officer